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                                 Consent of KPMG
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                                                                  Exhibit (4)(b)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of the Kent Funds:

         We consent to the use of our report dated February 23, 2001 for the Kent Funds, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Custodian, Auditors and Counsel" and "Financial Statements" in the Statements of Additional Information, incorporated by reference herein.


/s/ KPMG LLP
Columbus, Ohio
May 14, 2001